AGREEMENT

         This Agreement ("Agreement") is entered into by and between Gulfstar Energy Corporation ("first party"), a Colorado corporation and Jason Sharp and Timothy Sharp and Gulfstar Energy Group, LLC, a Mississippi Limited Liability Company, ("Second Parties") and they acknowledge receipt of full, fair, and adequate consideration for the covenants, releases and premises herein.

                                    RECITALS

         A. As the result of events that have taken place over a period of time since July 2010 Jason Sharp, Timothy Sharp and Gulfstar Energy Group LLC desire to compensate Gulfstar Energy Corporation and adjust the share consideration for the change in value of the assets previously acquired. It is acknowledged by the parties that this Agreement is not intended to otherwise change or amend that certain Acquisition Agreement and Share Exchange Agreement dated June 23, 2010 by and between the parties.

         B. This Agreement also terminates and cancels the agreement dated February 4, 2010 as amended on November 10, 2010 between and among Talon Energy Corporation, Robert McCann and Steve Warner and Gulfstar Energy Group LLC and its founders Timothy Sharp and Jason Sharp.

                                    AGREEMENT

1. Denial of Wrongdoing or Liability. This Agreement is entered into solely for purpose of effectuating a full compromise, settlement, and release. Accordingly, except as set forth herein, each party acknowledges that the others have admitted no fault, wrongdoing, liability, or obligation, except such obligations as reflected in concurrently executed Agreement and related documents. In fact, each party expressly denies such fault, wrongdoing, liability, or obligation.

2. Intent to Settle All Claims. On the terms set forth herein, the Parties desire to fully and finally compromise, settle, and otherwise terminate any and all claims between them arising from or relating to and claim, action, default, breach, damages, lien or encumbrances whatsoever affecting or relating to the Contracts set forth above by and between the parties.

3. Release. The Parties hereby mutually release, discharge, and hold harmless one another (as well as their respective officers, directors, shareholders, managers, members, partners, owners, principals, affiliates, divisions, subsidiaries, parents, contractors, attorneys, predecessors, successors, assigns, insurers, associates, agents, representatives, employers, and employees) from all actions, claims, damages, and liabilities (of any kind or nature, without regard to amount, known or unknown, accrued or unaccrued) arising from or relating to or the Contracts except as set forth in any concurrently executed documents.

4. Limitation of Release. However, the releases given herein shall not extend to or be for the benefit of nonaffiliated third parties, none of whom shall have any rights hereunder, including but not limited to rights as a third party beneficiary.

5. No Release for Breach of This Agreement. Nothing contained herein shall release any party hereto from any claims arising from or relating to a Breach of this Agreement.

6. Releases Valid Even if Additional or Different Facts. The Parties acknowledge they may discover facts which are additional to or different from those which they now know or believe to be true regarding the subject matter of this Agreement. Nonetheless, except as otherwise provided herein, it is the Parties' intent to fully and finally compromise and settle all claims which exist between them arising from or relating to the ownership or title to the assets. To effectuate that intention, the releases given herein shall remain full and complete releases, notwithstanding discovery of any additional or different facts by any party, at any time hereafter.

7. Further Assurances. The Parties agree to execute and deliver such documents and to perform such other acts, promptly upon request, as any other party hereto requests and which are, in the requesting party's reasonable judgment, necessary or appropriate to effectuate the purposes of this Agreement.

8. Consideration. This Agreement is fully supported by full, fair, adequate and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the consideration between the parties as to the Contracts shall be as set forth on attached Exhibit A hereto.

9. Headings. The headings contained in this Agreement are for convenience and reference purposes only, and shall not in any way be construed as effecting the meaning or interpretation of the text of this Agreement.

10. Opportunity to Consult With Legal Counsel. The Parties acknowledge they have had a full and fair opportunity to consult with legal counsel of their own choosing throughout all negotiations which preceded the execution of this Agreement, and in connection with their execution of this Agreement.

11. Modified Only in Writing. This Agreement may only be modified by express written agreement of the Parties.

12. Severability. Every provision of this Agreement is intended to be severable. Accordingly, should any provision be declared illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such illegality, invalidity, or unenforceability shall not effect the remaining provisions, which shall remain fully valid, binding, and enforceable.

13. No Drafting Party. No party shall be deemed the "drafting party" of this Agreement. Consequently, this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against any party hereto.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

15. Binding Agreement/Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties, as well as their respective successors, representatives, and assigns.

16. Authority/Capacity/Entities. Each person signing this Agreement represents and warrants that he or she has complete authority and legal capacity to enter into this Agreement on behalf of the entity for which he or she is signing, and agrees to defend, indemnify, and hold harmless all other parties if that authority or capacity is challenged.

17. Knowing and Voluntary Agreement. The Parties represent they have read this Agreement, understand it, voluntarily agree to its terms, and sign it freely.

18. Counterparts/Fax Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Facsimile or electronically transmitted signatures shall be deemed effective as originals.

19. Parties to Bear Their Own Fees and Costs. Except as otherwise set forth in the Promissory Note document entered into concurrently herewith, the Parties shall each be responsible for and pay all of their own fees and costs, including but not limited to all attorneys' fees.

20. Legal Fees and Costs for Enforcement. In the event it becomes necessary for any party to employ legal counsel and/or file suite to enforce the terms of this Agreement against the other party or parties, then the prevailing party shall be entitled to an award of all legal fees and costs of such enforcement action.

21.  Superseding  Agreement.   This  Agreement  supersedes  any  and  all  prior
agreements.

         IN WITNESS WHEREOF, the undersigned execute this Settlement Agreement and Mutual Release, thereby agreeing to abide by the terms hereof.


GULFSTAR ENERGY CORPORATION
a Colorado Corporation



By: /s/ Robert McCann              Dated this 16th day of  June, 2011

Its:   President and CEO
       -----------------




JASON SHARP

/s/ Jason Sharp    Dated this 14th day of June, 2011
---------------




TIMOTHY SHARP



/s/ Timothy Sharp     Dated this 14th  day of  June, 2011
-----------------




GULFSTAR ENERGY GROUP LLC
a Mississippi Limited Liability Company



By:/s/ Timothy Sharp   Dated this 14th day of June, 2011
   ------------------
        Manager

                                    Exhibit A

1. To compensate the first party Jason and Timothy Sharp will return 6,659,659 shares to treasury, concurrent herewith.

2. 2,408,985 common shares of the 5,000,000 common shares above will now be allocated to the 38% investors in the Gulfstar Energy Group, LLC, 2,091,015 shares will be allocated to Timothy Sharp and 500,000 shares will be allocated to Jason Sharp. The Sharps may reallocate any of their shares within 20 days hereafter to acquire any of the well owner's interest and by doing so, Gulfstar Energy Corporation will acquire the interest in the wells. Any such Exchange Agreement must be approved by the Company for compliance with applicable Securities Laws.

3.       The operating budget is subject to approval of the Board of Directors.

4. The LLC, via Mssrs. Sharp, will secure signed AAPL-610 Operating Agreements from all well interest owners in which the first party will invest re-completion funds.

5. The G & A Investment of Gulfstar Energy Corporation for LLC operation is $75,000 .

6. First Party will pay up to $400,000 for a non-consenting share of recompletion costs of the (pipeline connected) wells: Parties shall first recomplete 3 wells to determine if the results justify the continued investment.

7.       All Production requirements previously represented are waived.

8. The Sharp's 2,591,015 common shares will be subject to reasonable metering agreements.

9. The LLC interest holder's 2,408,985 shares will be subject to reasonable metering agreements, and will be held in escrow subject to the filing and effectiveness of an S-1 Registration Statement or Court order.

10. First Party shall hold and own title to all assets of Gulfstar Energy Group LLC, free and clear of any and all liens and encumbrances.

11. All financial control will be through the company's non-executive accountant.

12. The Agreement dated February 4, 2010 as amended November 10, 2010 between and among Talon Energy Corporation, Robert McCann and Steve Warner and Gulfstar Energy Group LLC and its founders Timothy Sharp and Jason Sharp is hereby terminated without obligation to any of the parties.